Exhibit 10.32

KNOWLTON DEVELOPMENT CORPORATION, INC.

2021 OMNIBUS INCENTIVE PLAN

NOTICE OF NON-QUALIFIED STOCK OPTION AWARD – CANADIAN PARTICIPANTS

Except as otherwise indicated, any capitalized term used but not defined in this Notice of Non-Qualified Stock Option Award (this “Notice”) shall have the meaning ascribed to such term in the Knowlton Development Corporation, Inc. 2021 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”).

You (the “Participant”) have been granted an Award of Non-Qualified Stock Options (the “Award”) under the Plan, subject to the terms and conditions of the Plan, this Notice and the attached Non-Qualified Stock Option Agreement (this Notice and the Non-Qualified Stock Option Agreement, collectively, the “Award Agreement”).

Name:	[●]

Number of Shares:	[●]

Shares that are “non-qualified securities” (within the meaning of Section 110 of the Income Tax Act (Canada)	[●]

Exercise Price:	$[●]

Date of Grant:	[●]

Vesting Schedule:	Subject to Section 2 and Section 5 of the Non-Qualified Stock Option Agreement, the Award will vest in accordance with the following schedule: [●]

The Company, by its duly authorized officer, and the Participant have executed this Notice as of the Date of Grant.

KNOWLTON DEVELOPMENT CORPORATION, INC.

By:
Name:
Title:

The undersigned Participant acknowledges receipt of, and understands and agrees to, this Notice, the Agreement and the Plan.

By accepting and executing this Notice, the undersigned Participant acknowledges that in the event of a Termination of Service for any reason, (i) there will be no further Options granted after the date on which the Termination of Service occurs; (ii) no Options will vest after the date on which the Termination of Service occurs, and (iii) the undersigned Participant waives, and agrees that he/she will not be entitled to any damages or compensation arising from or related to not receiving any forfeited entitlements under the Award Agreement, including in respect of any Options which may have been granted or which may have vested after the date on which the Termination of Service occurs.

For certainty, by accepting and executing this Notice, the undersigned Participant represents, warrants and acknowledges that he/she has read and understood the terms and conditions of the Notice, the Agreement and the Plan which: (i) state that he/she shall have no entitlement to damages or other compensation whatsoever arising from, in lieu of, or related to not receiving any compensation which would have been granted or payable after the date on which the Termination of Service occurs, including but not limited to damages in lieu of notice at common law, civil law, contract or further to a judgment rendered by a tribunal of competent jurisdiction; and (ii) have the effect that no notice period corresponding to a notice of termination of employment or engagement or payment in lieu of any notice of termination of employment or engagement, shall be used for the purposes of calculating his/her entitlement under this Award Agreement. By accepting and executing this Notice, the undersigned Participant expressly waives any eligibility or entitlement to receive damages or payment in lieu of any forfeited amounts under the Award Agreement that would have vested, accrued or been paid during any notice period corresponding to a notice of termination of employment or engagement.

The parties have expressly required that this Notice, the Agreement and the Plan be drafted in the English language. Les parties ont expressément exigé que le présent avis, le Contrat et la Plan soient rédigés en langue anglaise.

PARTICIPANT

By:
[●]

KNOWLTON DEVELOPMENT CORPORATION, INC.

2021 OMNIBUS INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT – CANADIAN PARTICIPANTS

The Participant named in the attached Notice of Non-Qualified Stock Option Award (the “Notice”) has been granted an Award of Non-Qualified Stock Options (the “Option”) pursuant to the Knowlton Development Corporation, Inc. 2021 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”), the Notice and this Non-Qualified Stock Option Agreement (this “Agreement”), dated as of [●], 202[●], between the Participant and Knowlton Development Corporation, Inc. (the “Company”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

1. Shares Subject to Option; Exercise Price. The Option shall entitle the Participant to purchase from the Company, upon exercise, a number of Shares as set forth in the Notice, in accordance with and subject to the terms of this Agreement and the Plan. The exercise price of the Option is set forth in the Notice (the “Exercise Price”). The Option is not intended to be an incentive stock option under Section 422 of the Code.

2. Vesting Dates. Subject to Section 5, the Option shall vest and become exercisable on the dates set forth in the Notice.

3. Option Term. The term of the Option shall expire at close of the principal stock market or exchange on which the Shares are quoted or traded on the tenth anniversary of the Date of Grant set forth in the Notice (the “Expiration Date”), unless terminated earlier in accordance with this Agreement or the Plan. In no event may any portion of the Option be exercised after the Expiration Date.

4. Option Exercise.

(a) To the extent that the Option has become vested and exercisable with respect to a number of Shares, the Option may, subject to applicable securities laws and any standing or ad hoc policies of the Company (including the Company’s insider trading policy), thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the Expiration Date (or, if earlier, the applicable date determined in accordance with Section 5).

(b) To exercise the Option, the Participant must:

(i) deliver to the Company a written notice specifying the number of Shares to be purchased; and

(ii) remit the aggregate Exercise Price to the Company in full, payable in the manner determined by the Committee from time to time in its sole discretion, which may include: (A) in cash or by check, bank draft or money order payable to the order of the Company; (B) through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the

Committee to sell Shares obtained upon exercise of the Option and to deliver promptly to the Company an amount of the proceeds of such sale equal to the aggregate Exercise Price; (C) by a “net exercise” under which the Company reduces the number of Shares otherwise issuable to the Participant upon such exercise by the number of Shares with an aggregate Fair Market Value that equals the aggregate Exercise Price; or (D) any other method acceptable to the Committee, provided that, if applicable, such method does not cause a Share to cease to be a “prescribed share” within the meaning of paragraph 110(1)(d) of the Income Tax Act (Canada).

5. Termination of Service.

(a) Other Than For Cause or Due to Death or Disability. In the event of the Participant’s Termination of Service for any reason other than (x) by the Company for Cause or (y) due to death or Disability, (i) any unvested portion of the Option shall immediately expire and be forfeited on the date of such Termination of Service, without consideration, and (ii) the Participant may exercise any vested portion of the Option until 90 days after the date of such Termination of Service (or, if earlier, the Expiration Date).

(b) Due to Death or Disability. In the event of the Participant’s Termination of Service due to death or Disability, (i) any unvested portion of the Option shall immediately expire and be forfeited on the date of such Termination of Service, without consideration, and (ii) the Participant (or the Participant’s Beneficiary, if applicable) may exercise any vested portion of the Option until the first anniversary of the date of such Termination of Service (or, if earlier, the Expiration Date).

(c) For Cause. In the event of the Participant’s Termination of Service by the Company for Cause, the entire Option, whether vested or unvested, shall immediately expire and be forfeited on the date of such Termination of Service without consideration.

(d) As used herein, “Disability” has the meaning set forth in the Participant’s Service Agreement, if any, or, if not so defined, means: any medical condition whatsoever that leads to (i) a Participant’s absence from the Participant’s usual job functions for a continuous period of six (6) months, without such Participant being able to resume functions on a full time basis at the expiration of such period and which, in light of the position held by the Participant, the parties agree would cause undue hardship to the Company or the relevant Subsidiary which cannot be accommodated (and unsuccessful attempts to return to work for periods of fewer than 28 days will not interrupt the calculation of such six-month period), (ii) an Participant’s absence from the Participant’s usual job functions for 270 days in the aggregate during any period of 365 consecutive days, or (iii) a determination by a court of competent jurisdiction that such Participant is unable to manage such Participant’s own affairs.

6. Change in Control. In the event of a Change in Control, the Option will be treated in accordance with Section 11(c) of the Plan.

7. Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the Option unless and until the Participant becomes the record owner of the Shares underlying the Option.

8. Responsibility for Taxes.

(a) The Participant acknowledges that, regardless of any action taken by the Company, to the full extent permitted by applicable law, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including but not limited to the grant, vesting or exercise of the Option or the subsequent sale of Shares acquired on exercise of the Option; and (ii) does not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company or its respective agents, at its discretion, to satisfy its withholding obligations with regard to all Tax-Related Items in the manner determined by the Company from time to time, which may include: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company, (ii) requiring the Participant to remit the aggregate amount of such Tax-Related Items to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company; (iii) through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to sell Shares obtained upon exercise of the Option and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items; (iv) by a “net exercise” under which the Company reduces the number of Shares otherwise issuable to the Participant upon exercise of the Option by the number of Shares with an aggregate Fair Market Value that equals the amount of the Tax-Related Items; or (v) any other method of withholding determined by the Company and permitted by applicable law, provided that, if applicable, such method does not cause a Share to cease to be a “prescribed share” within the meaning of paragraph 110(1)(d) of the Income Tax Act (Canada).

(c) Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of Shares.

(d) Finally, the Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

9. Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Option shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity, vacation pay, or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay or regular pay for any purpose, except as required by applicable law.

10. Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Option are subject to the terms and conditions of Section 17 (Cancellation or “Clawback” of Awards) of the Plan.

11. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

12. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Knowlton Development Corporation, Inc.

[ADDRESS]

Attention: [●]

Email: [●]

If to the Participant, to the address of the Participant on file with the Company.

13. No Right to Continued Service. The grant of the Option shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. The Participant waives any and all right to compensation or damages in consequence of Termination of Service (whether lawfully or unlawfully) or otherwise for any reason whatsoever insofar as those rights arise or may arise from the Participant ceasing to receive Options, rights, or be entitled to any payment, under this Agreement, including in respect of any Options which may have been granted or which may have vested after the date on which the Termination of Service occurs.

14. No Right to Future Awards. Any Option or other Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

15. Transfer of Option. Except as may be permitted by the Committee, (a) neither the Option nor any right under the Option shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to the laws of descent and distribution and (b) during the lifetime of the Participant, the Option may be exercised only by the Participant or the Participant’s guardian or legal representative. This provision shall not apply to any portion of the Option that has been fully exercised and shall not preclude forfeiture of any portion of the Option in accordance with the terms herein.

16. Entire Agreement. This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

17. Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

18. Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that, notwithstanding the foregoing, the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.

19. Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

20. Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

21. Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Company.

22. Governing Law. This Agreement and the transactions contemplated hereby shall be governed by the laws of British Columbia, without application of the conflicts of law principles thereof.

23. Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Shares to be issued upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Option pursuant to this Agreement.

24. References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.